SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 11, 2001


                       InteliData Technologies Corporation
               (Exact Name of Registrant as Specified in Charter)

Delaware                              000-21685                       54-1820617
(State of Incorporation)           (Commission File Number)       (IRS Employer)
Identification No.)

                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                    (Address of principal executive offices)

                                 (703) 259-3000
              (Registrant's telephone number, including area code)



ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

         On  January  11,  2001,   InteliData   Technologies   Corporation  (the
"Company") acquired Home Account Holdings, Inc. ("Home Account") and its operating subsidiary, Home Account Network, Inc., pursuant to an agreement and plan of merger whereby a wholly-owned subsidiary of the Company merged with and into Home Account, with Home Account survivingthe merger as the Company's wholly-owned subsidiary.

     Home Account is an application services and software provider to financial institutions for the delivery of financial products and services over the Internet. Home Account provides a suite of industry leading UNIX-based Internet banking and Electronic Bill Presentment and Payment (EBPP) products and services in an Application Services Provider (ASP) environment.

         Pursuant to the merger agreement, the Company purchased Home Account for approximately $320,000 in cash and 6,900,000 shares of Company common stock valued at closing at $5.25 per share, representing an aggregate consideration of approximately $36.5 million. The source of funds for the cash portion of the acquisition is the Company's working capital.

         The purchase price was the result of arm's-length negotiation between the Company and Home Account, based on the Company's evaluation of the fair market value of Home Account's business, including its revenues. The Company intends that the assets of Home Account will be used by the Company in a manner generally consistent with the use of such assets by Home Account immediately prior to the consummation of the acquisition.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

         It is impracticable for the Company currently to provide the required financial statements for Home Account required by Item 7(a). Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the financial statements of Home Account required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than required by
         Item 7 of Form 8-K.

(b) Pro Forma Financial Information.

         It is impracticable for the Company currently to provide the pro forma financial information with respect to the acquisition of Home Account by the Company required by this Item 7(b). Pursuant to paragraphs
         (b)(2) and (a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs
         (b)(2) and (a)(4) of Item 7 of Form 8-K.

(c)  Exhibits.


Exhibit No.                           Description
-----------    -----------------------------------------------------------------

     2.1 Agreement and Plan of Merger, dated January 11, 2001, by and among Intelidata Technologies Corporation, InteliData Merger Sub, Inc., Home Account Holdings, Inc., and Edward F. Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account.

     4.1       Registration   Rights  Agreement,  dated  January  11,  2001,  by
               and among Intelidata Technologies Corporation and the holders of common stock

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               listed on Exhibit A attached thereto.


     10.1 Merger Consideration Escrow Agreement, dated January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc., Edward Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account, and SunTrust Bank, Richmond, Virginia, as Escrow Agent.

     10.2      Indemnity Escrow  Agreement,  dated January 11, 2001, by   and
               among InteliData Technologies Corporation, Home Account Holdings, Inc., Edward Glassmeyer and Ronald Terry, each in his capacity as representative of the stockholders of Home Account, and SunTrust Bank, Richmond, Virginia, as Escrow Agent.

     10.3 Note and Fee Exchange Agreement, dated January 11, 2001, by and among InteliData Technologies Corporation, Home Account Holdings, Inc., U.S. Bancorp Piper Jaffray and the persons listed on Exhibit A thereto.

     99.1      Press Release dated January 12, 2001


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  InteliData Technologies Corporation
                                  (Registrant)


                                  By: /s/ Albert N. Wergley
                                      ----------------------------
                                      Albert N. Wergley
                                      Vice President


Date: January 26, 2001